                               ATRIUM COMPANIES, INC.,
                                      AS ISSUER,

                      ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA
                                         AND
                               THE OTHER PARTIES LISTED
                                ON THE SIGNATURE PAGES
                           HERETO AS SUBSIDIARY GUARANTORS,
                              AS SUBSIDIARY GUARANTORS,

                                         AND

                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                      AS TRUSTEE

                             ----------------------------

                                   AMENDMENT NO. 1

                              DATED AS OF MARCH 23, 1998

                                        TO THE

                                      INDENTURE

                            DATED AS OF NOVEMBER 27, 1996

                             ----------------------------

                                     $100,000,000

                      10 1/2% SENIOR SUBORDINATED NOTES DUE 2006


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     AMENDMENT NO. 1, dated as of March 23, 1998 ("Amendment No. 1"), to the
INDENTURE, dated as of November 27, 1996 (the"Indenture"), among ATRIUM COMPANIES, INC., a Delaware Corporation, as Issuer (the "Company"), Atrium Door and Window Company of Arizona and the other parties listed on the signature pages hereto as Subsidiary Guarantors (each individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

     Capitalized terms not otherwise defined herein will have the meanings set forth in the Indenture.

     Each party agrees for the benefit of the other parties and for equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Subordinated Notes due 2006 (the "Notes") to amend, pursuant to Section 9.1(a)(5) of the Indenture, the Indenture as follows:

     1. Atrium Door and Window Company of Arizona, a Delaware corporation, is a direct wholly-owned subsidiary of the Company. Pursuant to Section 11.7 of the Indenture, Atrium Door and Window Company of Arizona hereby guarantees the obligations of the Company under the Indenture by virtue of its execution of this Amendment No. 1 and hereby agrees that the defined term "Subsidiary Guarantor" contained in Section 1.1 of the indenture shall be deemed to include Atrium Door and Window Company of Arizona.

     2. This Amendment No. 1 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

     3. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     4. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     5. The Trustee shall not be responsible for any recital herein, as such recitals shall be taken as statements of the Company, or the validity of the execution by the Subsidiary Guarantors of this Amendment No. 1. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 1.

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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the
Indenture to be duly executed and attested as of the date and year first written above.

                              ATRIUM COMPANIES, INC.


                              By:
                              Name: Randall S. Fojtasek
                              Title: President



                              SUBSIDIARY GUARANTORS:

                              ATRIUM DOOR AND WINDOW COMPANY -
                              WEST COAST (formerly: H-R Window Supply, Inc..)

                              ATRIUM DOOR AND WINDOW COMPANY OF NEW YORK
                              (formerly: Bishop Manufacturing Co. of New York, Inc.)

                              ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHEAST (formerly: Bishop Manufacturing Company, Incorporated)

                              ATRIUM DOOR AND WINDOW COMPANY OF NEW ENGLAND (formerly: Bishop Manufacturing Company of New England, Inc.)

                              ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA


                              By:
                              Name: Randall S. Fojtasek
                              Title: President



                              UNITED STATES TRUST
                              COMPANY OF NEW YORK,
                              as Trustee

                              By:
                              Name:
                              Title: